AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 27, 2012

among

INVESCO VAN KAMPEN HIGH INCOME TRUST II

STATE STREET BANK AND TRUST COMPANY and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY in its capacity as Agent

i

(continued)

(continued)

(continued)

Exhibits:

Exhibit A -	Form of Notice
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Borrowing Base Report
Exhibit E	Form of Legal Opinion
Exhibit F	Form of Assignment and Acceptance

Schedules:

Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 27, 2012, by and among INVESCO VAN KAMPEN HIGH INCOME TRUST II, a Delaware statutory trust and a closed-end management investment company (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time and STATE STREET BANK AND TRUST COMPANY as agent for the Banks (in such capacity, the “Agent”).

WHEREAS, Invesco Van Kampen High Income Trust II, a Massachusetts business trust and a closed-end management investment company (the “Original Borrower”), the Banks and the Agent are parties to that certain Credit Agreement dated as of October 2, 2009 (as amended and in effect from time to time, the “Original Credit Agreement”);

WHEREAS, pursuant to such Original Credit Agreement, the Banks made loans and other extensions of credit available to the Original Borrower for the purposes set forth therein;

WHEREAS, the Original Borrower, the Borrower and certain other Persons are parties to that certain Agreement and Plan of Redomestication dated as of July 2, 2012 (the “Redomestication Agreement”) pursuant to which the Original Borrower has, on or prior to the Effective Date hereof, transferred all of its assets and liabilities to the Borrower, and the Borrower has assumed all such assets and liabilities, as more fully set forth in such Redomestication Agreement;

WHEREAS, in connection with the Redomestication Transaction (as hereinafter defined), the Borrower has assumed all of the Original Borrower’s Obligations (as such term is defined in the Original Credit Agreement) under the Original Credit Agreement and the other Loan Documents (as such term is defined in the Original Credit Agreement);

WHEREAS, in connection with such Redomestication Transaction, the Original Borrower and the Borrower have requested to amend and restate the Original Credit Agreement, and the Banks and the Agent are willing to amend and restate the Original Credit Agreement and to continue to provide financing to the Borrower on the terms and conditions set forth herein;

NOW, THEREFORE, the Borrower, the Banks and the Agent agree that on and as of the Effective Date (as hereinafter defined) the Original Credit Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein.

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 9.10.

“Account” means the account that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement.

“Additional Commitment” has the meaning set forth in Section 2.09(b).

“Additional Commitment Bank” has the meaning set forth in Section 2.09(b).

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

“Adjusted LIBOR Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted LIBOR Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a).

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act and the rules and regulations thereunder.

“Affiliated Person” has the meaning ascribed to that term in the Investment Company Act and the rules and regulations thereunder.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $65,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, supplemented, waived or modified in accordance with the terms hereof.

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger adopted as of July 2, 2012, by and among the New High Yield Delaware Trust, the Borrower and Invesco Advisers, Inc.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Overnight Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value daily in good faith using one of the following procedures: (i) a quotation received from a Pricing Service, (ii) a quotation received from an independent dealer making a market in such security, (iii) the last closing price thereof established on a public trading market or (iv) solely to the extent none of the procedures set forth in any of (i), (ii) or (iii) of this paragraph (b) is readily available on the relevant date of determination, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that for any asset for which independent market quotations are not available (or which is not otherwise valued for the Borrower by a Pricing Service or valued pursuant to (iv) above), the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c).

“Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Authorized Signatory” means any duly authorized officer of the Borrower or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent (it being agreed that the officers and other Persons listed on the certificate delivered pursuant to Section 3.01(f) hereof are reasonably satisfactory to the Agent).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing Base” means, at the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report which is equal to the lesser of (a) 33% of the Adjusted Net Assets of the Borrower and (b) the sum of the following items to the extent that they are Eligible Assets:

(i) 100% of the Aggregate Value of all cash;

(ii) 90% of the aggregate Asset Value of all Eligible Government Securities;

(iii) 90% of the aggregate Asset Value of all Eligible Commercial Paper rated Al or better by S&P or Pl or better by Moody’s;

(iv) 90% of the aggregate Asset Value of all Eligible Money Market Funds;

(v) 80% of the aggregate Asset Value of all Eligible Debt Securities rated BBB- or better by S&P or Baa3 or better by Moody’s;

(vi) 70% of the aggregate Asset Value of all Eligible Debt Securities rated BB- or better (but lower than BBB-) by S&P or Ba3 or better (but lower than Baa3) by Moody’s;

(vii) 60% of the aggregate Asset Value of all Eligible Debt Securities rated B- or better (but lower than BB-) by S&P or B3 or better (but lower than Ba3) by Moody’s; and

(viii) 0% of the aggregate Asset Value of all other assets of the Borrower;

provided, that:

(1) if any Eligible Debt Security has a lower rating from one agency than from another, the higher rating shall be disregarded for purposes of the foregoing or, if any Eligible Debt Security is unrated, such Eligible Debt Security shall be deemed to have a credit rating equal to that of a rated security which is valued similarly to such unrated Eligible Debt Security, as determined by the Investment Advisor in its reasonable judgment;

(2) if the securities of any one issuer constitute more than 5% of the Borrowing Base, the amount of such excess over 5% of the Borrowing Base shall not be included in the calculation of the Borrowing Base;

(3) if the Asset Value of any securities included in the Borrowing Base is computed in the manner set forth in paragraph (b)(iv) of the definition of “Asset

Value”, and the aggregate amount of such securities constitutes more than 25% of the Borrowing Base, the amount of such excess over 25% of the Borrowing Base shall not be included in the calculation of the Borrowing Base; and

(4) no asset shall be included in the calculation of the Borrowing Base if it (A) constitutes an Illiquid Asset, Distressed Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, (B) is not permitted to be purchased by the Borrower in accordance with the Prospectus, (C) is not held in or credited to the Account.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” has the meaning set forth in Section 2.02(a).

“Charter Documents” means, collectively, the certificate of trust, declaration of trust, by-laws and other organizational or governing documents of the Borrower.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) or increased from time to time pursuant to Section 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank’s percentage of the Aggregate Commitment Amounts.

“Confidential Material” has the meaning set forth in Section 9.09.

“Consent Date” has the meaning set forth in Section 2.09(a).

“Covered Person” has the meaning set forth in Section 9.03(b).

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Amended and Restated Master Custodian Contract dated as of June 1, 2010 by and between the Original Borrower, the Custodian and certain other parties thereto, as assigned from the Original Borrower and certain other parties to the Borrower as of August 27, 2012, and as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (i) all obligations of such Person in respect of Financial Contracts, and (j) all obligations that are senior securities for purposes of the Investment Company Act.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a).

“Distressed Asset” means any asset if (a) the obligor thereof is subject to a bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) the obligor thereof shall have failed to make any payment of principal or interest in respect of such asset when due (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment or prepayment thereof or otherwise) beyond any period of grace provided with respect thereto, or (c) such asset is classified by the Borrower as “non-performing” pursuant to Generally Accepted Accounting Principles.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Overnight Rate Loans.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Assets” means cash, Eligible Government Securities, Eligible Commercial Paper, Eligible Debt Securities and Eligible Money Market Funds, in each case to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.

“Eligible Commercial Paper” means a note of an issuer located in the United States or elsewhere having a maturity of 270 days or less and which is free and clear of any Adverse Claims other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien.

“Eligible Debt Securities” means debt securities of issuers located in the United States or elsewhere, including, without limitation, corporate bond obligations, which are free and clear of any Adverse Claims other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien, provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Government Securities” means “government securities” (as defined in the Investment Company Act), which for the purposes hereof shall include any securities issued or guaranteed as to principal or interest by the Government of the United States, which are free and clear of any Adverse Claims other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien.

“Eligible Money Market Funds” means money market funds regulated by, and subject to, the Investment Company Act, including, without limitation, Rule 2a-7 thereunder, or any money market fund that is not subject to the Investment Company Act but is operated in accordance with Rule 2a-7 thereunder, which are free and clear of any Adverse Claim other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it is otherwise treated as doing business (except solely as a result of the Agent or any Bank entering into this Agreement or the transactions contemplated hereby) or, in the case of any Bank, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Bank that has failed to deliver, pursuant to clause (A) of Section 2.12(e)(ii), the requisite forms evidencing that such Bank is not subject to any backup withholding tax, and (d) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Borrower under Section 8.05), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Bank pursuant to the laws in force at the time such Foreign Bank becomes a party hereto (or designates a new Applicable Lending Office) or (ii) is attributable to such Foreign Bank’s failure or inability (other than as a result of a change in law after such Foreign Bank becomes a party hereto) to comply with clause (B) of Section 2.12(e)(ii), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a)(ii) or (iii).

“Executive Order” has the meaning set forth in Section 4.18.

“Existing Termination Date” has the meaning set forth in Section 2.09(a).

“Failure” has the meaning set forth in Section 7.10(b).

“Federal Funds Rate” means, for any day, a fluctuating rate per annum equal to the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Boston, Massachusetts time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Boston, Massachusetts time) on such date from a Federal funds broker of recognized standing selected by the Agent in its sole discretion on overnight Federal funds transactions.

“Financial Contract Liability” means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under Generally Accepted Accounting Principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.18.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Illiquid Asset” means, as of any date, any asset for which (a) there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within five (5) days in the ordinary course of business at a price approximating the Value of such asset on such date subject only to fluctuations in the market price therefor, (b) the fair market value of such asset is not readily ascertainable from recognized independent sources in the market for such assets or is not readily determinable using procedures approved by the Board of Trustees of the Borrower, or (c) are otherwise categorized as “illiquid securities” by the Borrower or the Investment Adviser.

“Interest Period” means, with respect to each LIBOR borrowing, initially the period commencing on the date of such borrowing and ending 7, 30,60 or 90 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending on the last day of one of the periods set forth above, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

(b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month;

(c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(d) if the Borrower fails to give notice as provided in Section 2.02(b) it shall be deemed to have requested a conversion of the affected LIBOR Loan to an Overnight Rate Loan; and

(e) all LIBOR Loans outstanding at any time shall end on no more than five different dates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means Invesco Advisers, Inc.

“Investment Advisory Agreement” means the Master Investment Advisory Agreement dated as of August 27, 2012 between the Investment Adviser and the Borrower, as the same may be amended, supplemented, waived or modified from time to time as permitted by this Agreement.

“Investment Company Act” means the Investment Company Act of 1940 as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions, and investment restrictions, as set forth in the Borrower’s Prospectus in effect on the Effective Date, as such provisions may be supplemented, amended or modified from time to time as authorized by the Board of Trustees of the Borrower and as permitted under this Agreement.

“Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, guidelines, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Authority, in each case whether or not having the force of law.

“Liabilities” has the meaning set forth in Section 7.05.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining LIBOR Loans.

“LIBOR Loans” means Loans bearing interest calculated by reference to the LIBOR Offered Rate.

“LIBOR Margin” means 0.85%.

“LIBOR Offered Rate” applicable to any Interest Period means the rate of interest equal to (a) the rate for deposits in Dollars which appears on the Reuters Screen LIBOR0l Page as of 12:00 noon (Boston, Massachusetts time) two LIBOR Business Days before the first day of such Interest Period, or (b) if such rate does not appear on Reuters Screen LIDOR0l Page two LIBOR Business Days before the first day of such Interest Period, then the rate for “British banker’s LIBOR” as quoted by Reuters or Bloomberg as of 12:00 noon (Boston, Massachusetts time) two LIBOR Business Days before the first day of such Interest Period, or (c) if such rate is not quoted by Reuters or Bloomberg, then the rate for deposits in Dollars which appeared on the Reuters Screen LIDOR0l Page as of 12:00 noon (Boston, Massachusetts time) three LIBOR Business Days before the first day of such Interest Period.

“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than the Loan Documents) preventing a Person from encumbering such asset.

“Loans” means the revolving credit loans made or to be made to the Borrower by the Banks pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes and the Security Documents, in each case as amended and in effect from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Maryland Corporation” means Invesco High Yield Investments Fund, Inc., a Maryland corporation.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any of the Security Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial condition, assets or properties of the Borrower.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere,

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Government Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 or any other provision of this Agreement,

in each case, as in effect at the time of determination.

“Merger” means the merger of New High Yield Delaware Trust with and into the Borrower on the Effective Date, with the Borrower being the surviving entity of such merger, pursuant to, and in accordance with, the terms of the Agreement and Plan of Merger.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to the Required Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“New High Yield Delaware Trust” means Invesco High Yield Investments Fund, a Delaware statutory trust.

“Non-Extending Bank” has the meaning set forth in Section 2.09(a).

“Note(s)” has the meaning set forth in Section 2.04(b).

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Notice of Conversion” has the meaning set forth in Section 2.02(b).

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent pursuant to any Loan Document, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“Original Borrower” has the meaning set forth in the preamble hereto.

“Original Credit Agreement” has the meaning set forth in the preamble hereto.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight LIBOR Rate” means the LIBOR fixing for Dollars, for a period to maturity of one LIBOR Business Day, as reported by Bloomberg as the ask rate on the BTMM Page, and if such rate is then unavailable on Bloomberg, then Overnight LIBOR Rate shall mean the LIBOR fixing for Dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR0l Page, and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Agent to leading banks in the London interbank market as the rate at which the Agent is offering Dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.

“Overnight Rate” means the higher of (a) 0.85% above the Overnight LIBOR Rate as in effect from time to time and (b) 0.85% above the Federal Funds Rate as in effect from time to time.

“Overnight Rate Loans” means Loans bearing interest calculated by reference to the Overnight Rate.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Permitted Lien” means any Lien permitted by Section 5.08(a), (b) or (c).

“Person” means an individual, a corporation, a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Service” means (a) FT Interactive Data Corporation, (b) Loan Pricing Corporation, (c) Bear Stearns Pricing Direct Inc. or (d) any other pricing service that is approved by the Agent in writing.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means with respect to the Borrower, the Joint Proxy Statement/Prospectus filed with the SEC on June 8, 2012 as a part of the Borrower’s registration statement on Form N-14, as amended (or any successor SEC form) and as modified by the Joint Proxy Statement/Prospectus filed with the SEC pursuant to Rule 497 under the Securities Act on June 22, 2012, and shall include, without limitation, the related Statement of Additional Information included in such registration statement, and all supplements, amendments and modifications thereto as disclosed in the Borrower’s annual and/or semi-annual reports as of the Effective Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Redomestication Agreement” has the meaning set forth in the preamble hereto.

“Redomestication Transaction” means (a) the transfer of all of the assets of the Original Borrower to the Borrower in exchange for (i) the assumption by the Borrower of all of the liabilities of the Original Borrower (including, without limitation, all liabilities and Obligations of the Original Borrower to the Agent and the Banks under the Original Credit Agreement), (ii) the issuance by the Borrower to the Original Borrower of shares of beneficial interest of the Borrower, (iii) the distribution of the shares of beneficial interest of the Borrower to the holders of shares of beneficial interests of the Original Borrower according to their respective interests in complete liquidation of the Original Borrower; and (iv) the dissolution of the Original Borrower within thirty (30) days of the Effective Date, all pursuant to and in accordance with the Redomestication Agreement; (b) the transfer of all of the assets of the Maryland Corporation to the New High Yield Delaware Trust in exchange for (i) the assumption by the New High Yield Delaware Trust of all of the liabilities of the Maryland Corporation, (ii) the issuance by the New High Yield Delaware Trust to the Maryland Corporation of shares of beneficial interest of the New High Yield Delaware Trust, (iii) the distribution of the shares of beneficial interest of the New High Yield Delaware Trust to the holders of shares of beneficial interests of the Maryland Corporation according to their respective interests in complete liquidation of the Maryland Corporation; and (iv) the dissolution of the Maryland Corporation within thirty (30) days of the Effective Date, all pursuant to and in accordance with the Agreement and Plan of Redomestication by and among the Maryland Corporation, the New High Yield Delaware Trust and certain other Persons; and (c) the consummation of the Merger on the Effective Date.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof

“Replacement Bank” has the meaning set forth in Section 8.05.

“Representative” has the meaning set forth in Section 9.09.

“Required Banks” means at any time Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, Banks having at least a majority of the aggregate Commitment Amounts then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Delinquent Bank shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to the Required Banks and performing substantially the same function.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, the Agent, on behalf of itself and the Banks, and the Custodian, as the same may be amended, restated, modified or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under

Applicable Law that creates, perfects or purports to create or perfect a Lien or guarantee in favor of the Agent for the benefit of the Agent and the Banks.

“Senior Lien” means, as to any asset, a perfected security interest in favor of the Agent, for the benefit of the Agent and the Banks, under the Security Documents and which ranks senior in priority to all Liens permitted by Section 5.08 other than Liens permitted by Section 5.08(c) and is pari passu in priority with Liens permitted by Section 5.08(c).

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g) of the Investment Company Act.

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means August 26, 2013, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and some or all of the Banks’ Commitments to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.09.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Prospectus, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and accrued and unpaid amounts under any Financial Contract Liability.

Trading with the Enemy Act” has the meaning set forth in Section 4.14.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes agreed to by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Assumption of Obligations. The Borrower hereby confirms that on or prior to the Effective Date the Original Borrower has transferred all of its assets and liabilities to the Borrower and the Borrower has assumed all such assets and liabilities as more fully set forth in the Redomestication Agreement and that, in connection with the Redomestication Transaction, the Borrower has assumed, immediately prior to the effectiveness of this Agreement, all of the Original Borrower’s Obligations (as such term is defined in the Original Credit Agreement) under the Original Credit Agreement and the other Loan Documents (as such term is defined in the Original Credit Agreement).

ARTICLE II.

THE CREDIT

SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a), such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amounts; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05.

SECTION 2.02. Notice of Borrowings. (a) The Borrower shall give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Boston, Massachusetts time) (or telephonic notice not later than 1:00 p.m. (Boston, Massachusetts time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Boston, Massachusetts time)) (i) on the Domestic Business Day of each proposed borrowing of an Overnight Rate Loan and (ii) on the second LIBOR Business Day before each proposed borrowing of a LIBOR Loan, in each case specifying (1) the date of such borrowing (each such date, a “Borrowing Date”), which shall be a Domestic Business Day in the case of an Overnight Rate Loan or a LIBOR Business Day in the case of a LIBOR Loan, (2) whether such borrowing shall be of an Overnight Rate Loan or a LIBOR Loan, and (3) the aggregate principal amount of such borrowing. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(a) through (d) (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b) The Borrower may elect from time to time to convert any outstanding Overnight Rate Loan or LIBOR Loan to a Loan of the other type, or to roll over any outstanding LIBOR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a LIBOR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a

LIBOR Loan as set forth in Section 2.02(a), (ii) no Loan may be converted into or rolled over as a LIBOR Loan (1) if the Interest Period therefor would extend beyond the Termination Date or (2) if a Default or Event of Default has occurred and is continuing (in which case such Loan shall automatically become an Overnight Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the Agent has actual knowledge), (iii) a LIBOR Loan may be converted into an Overnight Rate Loan or rolled over as a LIBOR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a Notice of Conversion for a LIBOR Loan the Borrower shall be deemed to have elected to convert such Loan to an Overnight Rate Loan on the last day of the Interest Period applicable thereto. Conversions to and from LIBOR Loans shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than $1,000,000.

SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Boston, Massachusetts time) on the applicable Borrowing Date, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, Massachusetts, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Bank as provided in Section 2.10, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section 2.03 and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04. Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of any Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the Debt of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank or its registered assigns in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any such Note, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrower and its counsel.

(c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05. Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Borrowing Base, the Borrower shall, within five (5) Domestic Business Days, prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Borrowing Base.

(c) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds (i) the Maximum Amount as a result of noncompliance with Section 5.19 hereof, the Borrower shall, within ten (10) Domestic Business Days, prepay such principal amount of one or more Loans (together with accrued interest thereof and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Maximum Amount; or (ii) the Maximum Amount other than as a result of noncompliance with Section 5.19 hereof, the Borrower immediately shall prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Maximum Amount.

(d) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Aggregate Commitment Amounts or the Commitment Amount of any Bank, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary to eliminate such excess.

(e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston, Massachusetts time) on the Domestic Business Day of such payment in the case of Overnight Rate Loans and upon at least three LIBOR Business Days’ notice in the case of such payment of LIBOR Loans (which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 and in larger integral multiples of $100,000 (or such lesser amount if constituting the entire outstanding principal of the Loans), by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.06). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f) If the Borrower prepays all or any portion of the principal amount of any LIBOR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.06.

(g) Upon receipt of a notice of prepayment pursuant to clause (e), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h) Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06. Interest Rates. (a) Subject to the provisions of Section 2.06(c), each Overnight Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Overnight Rate as in effect from time to time. Interest on each Overnight Rate Loan shall be payable in arrears on the last day of each calendar month and on the Termination Date.

(b) Subject to Section 2.06(c) and Section 8.06, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such LIBOR Loan is made or continued through and including the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Margin plus the applicable Adjusted LIBOR Offered Rate. Interest on each LIBOR Loan shall be payable on the last day of the Interest Period in effect with respect thereto and on the Termination Date.

(c) Any overdue principal or (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall, upon written notice from the Agent (or, if any event described in Section 6.01(g) or (h) shall have occurred with respect to the Borrower, immediately without any notice required), bear interest, payable on demand, for each day from and including the date payment thereof was due up to but not including the date of actual payment, at a rate per annum equal to two percent (2%) above the Overnight Rate until such amount shall be paid in full (after as well as before judgment). During the continuance of an Event of Default the principal of the Loans to the Borrower which are not overdue shall, upon written notice from the Agent (or, if any event described in Section 6.0l(g) or (h) shall have occurred with respect to the Borrower, immediately without any notice required), until such Event of Default has been cured or remedied or such Event of Default has been waived by the Banks, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) the rate of interest applicable to overdue principal.

(d) The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a facility fee at the rate of 0.15% per annum for the period of the Effective Date through the Termination Date on such Bank’s Commitment Amount. Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued facility fees payable hereunder shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day after the Effective Date, and on the Termination Date.

(b) On the Effective Date, the Borrower shall pay to the Agent, for its own account, a non-refundable closing fee as agreed upon separately between the Borrower and the Agent.

SECTION 2.08. Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, the aggregate principal amount of all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder.

(b) Subject to Section 2.05(d), during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09. Extension of Termination Date. (a) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy of such notice to each of the Banks) not less than 30 days and not more than 45 days prior to the Termination Date then in effect hereunder (the “Existing Termination Date”), request that the Banks extend the Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by written notice to the Borrower and the Agent given on the date (and, subject to the provision below, only on the date) 15 days prior to the Existing Termination Date (provided, if such date is not a Domestic Business Day, then such notice shall be given on the next succeeding Domestic Business Day) (the “Consent Date”), advise the Borrower whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Termination Date (a “Non-Extending Bank”) shall notify the Agent (who shall notify the Borrower) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrower on or before the Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to an extension of the Termination Date shall not obligate any other Bank to agree to such extension.

(b) The Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other commercial banks, which may include any Bank (each, prior to the Existing Termination Date, an “Additional Commitment Bank”) with the approval of the Agent (which approval shall not be unreasonably delayed or withheld). Each Additional Commitment Bank shall enter into an Assignment and Acceptance in substantially the form of Exhibit F attached hereto pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an “Additional Commitment”). If any such Additional Commitment Bank is a Bank, its Additional Commitment shall be in addition to such Bank’s Commitment hereunder on such date.

(c) If (and only if) Banks with Commitment Amounts that, in the aggregate, together with the proposed Commitment Amounts of the Additional Commitment Banks that will become effective on the Existing Termination Date, aggregate at least 51% of the Aggregate Commitment Amount (not including the proposed Commitment Amounts of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Termination Date, then, effective as of the Existing Termination Date, the Existing Termination Date shall be extended to the date which is 364 days after the Consent Date (provided, if such date is not a Domestic Business Day, then such Termination Date as so extended shall be the next preceding Domestic Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” with a Commitment for all purposes of this Agreement.

(d) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension, the Consent Date or the Existing Termination Date;

(ii) each of the representations and warranties of the Borrower in Article IV hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) each Non-Extending Bank shall have been paid in full by the Borrower all amounts owing to such Bank hereunder on or before the Existing Termination Date.

If the Existing Termination Date is extended as provided in this Section 2.09 (a) the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date and (b) from and after the Existing Termination Date, the Aggregate Commitment Amount shall not include the Commitment Amounts of the Non-Extending Banks.

SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than 12:00 noon (Boston, Massachusetts time) on the date when due, in Dollars and in Federal or other funds immediately available in Boston, Massachusetts, to the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Overnight Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. Except as otherwise provided in the definition of Interest Period, whenever any payment of principal of, or interest on, LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.

SECTION 2.11. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12. Taxes. (a) (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by Applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, Applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Agent shall timely pay the full amount withheld or deducted to the relevant governmental authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Agent or the Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant governmental authority in accordance with Applicable Laws.

(c) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent and each Bank, and shall make payment in respect thereof within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) withheld or deducted by the Borrower or the Agent or paid by the Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses (other than such as are the result of such Person’s action or failure to take action) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate setting forth in reasonable detail the amount, and basis for calculation, of any such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(d) Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a governmental authority as provided in this Section 2.12, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e) (i) Each Bank shall deliver to the Borrower and to the Agent, at the time or times prescribed by Applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Bank’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Bank by the Borrower pursuant to this Agreement or otherwise to establish such Bank’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Agent executed originals of lnternal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Bank is subject to backup withholding or information reporting requirements; and

(B) each Foreign Bank that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 88l(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, and/or

(V) executed originals of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(iii) Each Bank shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of Applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Bank.

(f) Unless required by Applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Bank, or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If the Agent or any Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Agent or any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE III.

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in accordance with Section 9.05:

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c) receipt by the Agent of (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current Uniform Commercial Code (“UCC”) lien searches in the jurisdiction in which the Borrower is organized, such results to be in form and substance reasonably satisfactory to the Agent; (iii) authorizations to file UCC financing statements (or the equivalent in the applicable jurisdictions), including, without limitation, amendments to existing UCC financing statements, with such financing statements to be in form and substance reasonably satisfactory to the Agent, (iv) control agreements (or the equivalent in the applicable jurisdictions) to the extent applicable, and (v) such other documents, instruments and/or agreements the Agent may require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d) receipt by the Banks of the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, which legal opinion shall be in form and substance reasonably acceptable to the Agent;

(e) receipt by the Agent of a certificate manually signed by an officer of the Borrower which is reasonably satisfactory to the Agent to the effect set forth in clauses, (b) (if the Borrower is submitting a Notice of Borrowing on the Effective Date), (c) (provided if the Borrower is not submitting a Notice of Borrowing on the Effective Date, references to borrowings shall not be required) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) Charter Documents, with all amendments thereto, (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the current Prospectus as then in effect, (iv) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect, (v) the Custody Agreement then in effect; (vi) the Redomestication Agreement, including all amendments thereto; and (vii) the Agreement and Plan of Merger, including all amendments thereto;

(g) a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(h) a copy of the certificate of trust of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(i) the Banks being satisfied in their reasonable discretion that there has been no material adverse change in the business, assets or financial condition of the Original Borrower since December 31, 2011;

(j) receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

(k) receipt by the Agent of a certificate manually signed by an officer of the Borrower which is reasonably satisfactory to the Agent certifying that the Redomestication Transaction has occurred and attaching thereto evidence of the occurrence of the Merger;

(l) receipt by the Agent of a written notice from the New High Yield Delaware Trust terminating in its entirety that certain Credit Agreement dated as of April 15, 2010 by and among the Maryland Corporation, the lending institutions party thereto and State Street Bank and Trust Company as agent for such lenders and all obligations thereunder have been repaid in full; and

(m) receipt by the Agent of payment of all reasonable fees and expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than August 27, 2012. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on any Borrowing Date is subject to this Agreement having become effective in accordance with Section 3.01 and, in addition, the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(c) the fact that, immediately before and after such borrowing, no Default or Event of Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(e) the fact that the Effective Date shall have occurred; and

(f) with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Security. (a) To secure the payment and performance in full of all of its Obligations, the Borrower shall grant to the Agent, for the benefit of itself and the Banks, a security interest in substantially all of the Borrower’s assets pursuant to the terms of the Security Documents.

(b) Pursuant to this Section 3.03, it is hereby agreed that the Custodian shall act subject to the instructions of the Agent and not subject to the instructions of the Borrower in respect of this Agreement. It is also hereby agreed between the parties that each of the Agent, on behalf of the Banks, and the Custodian may, upon the occurrence and continuance of an Event of Default, enforce all of the Agent’s rights and remedies under this Agreement and the other Loan Documents and applicable law, including, without limitation, right of set-off with respect to the

Obligations. Any assets held by the Custodian in excess of the Obligations shall be returned to the Borrower upon the Borrower’s request provided that the Obligations have been indefeasibly repaid in full in cash prior to such return. Notwithstanding the foregoing, nothing in this Agreement shall affect the Custodian’s rights and remedies under the Custody Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants on and as of the Effective Date and on each Borrowing Date that:

SECTION 4.01. Existence and Power; Investment Company. (a) The Borrower is a statutory trust under the laws of the State of Delaware. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02. Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its trust powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03. Noncontravention. The execution, delivery and performance by the Borrower of each Loan Document do not and will not (a) contravene the terms of the Charter Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound (other than pursuant to the terms of the Loan Documents) or (ii) any order, injunction, writ or decree of any Authority or any arbitral award to which the Borrower or its property is subject, unless such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect; (c) violate any Law except where such violation could not reasonably be expected to have a Material Adverse Effect; or (d) result in any Adverse Claim upon any asset of the Borrower other than Liens permitted under Section 5.08(a).

SECTION 4.04. Governmental Authorizations; Private Authorization. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06. Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) The statement of assets and liabilities of the Original Borrower, as of December 31, 2011, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by Deloitte & Touche LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Original Borrower and the Borrower to the Banks in accordance with Section 5.01, present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Original Borrower and the Borrower as of such date.

(b) Since December 31, 2011, there has been no material adverse change in the business, financial condition or results of operations of the Original Borrower.

(c) Each of the financial statements of the Original Borrower and the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly present all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09. Litigation. There is no action, suit, governmental proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.10. ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) No Loan will constitute a “prohibited transaction” within the meaning of Section 406(a) of ERISA or Section
4975(c)(l)(A)-(D) of the Internal Revenue Code for which an exemption is not available. The Borrower is an investment company registered under the Investment Company Act and none of the assets of the Borrower are subject to Title I of ERISA.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance in all material respects with the Investment Company Act except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws and all of the terms of any applicable licenses and permits issued by, any Government Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance and all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the violation thereof could reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b) No Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, a detailed description of such event and the actions the Borrower is taking with respect thereto has been provided to the Agent, provided, for the avoidance of doubt, the compliance by the Borrower with providing the Agent with notice of such Default or Event of Default shall in no manner be construed to be a waiver by the Agent or any Bank of such Default or Event of Default).

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Government Authority limiting its ability to incur indebtedness.

SECTION 4.13. Fiscal Year. The Borrower has a fiscal year which is twelve calendar months ending on February 28 or 29, as the case may be, of each year or as otherwise disclosed in writing to the Agent pursuant to Section 5.16 hereof.

SECTION 4.14. Full Disclosure. The Borrower has disclosed to the Agent and each Bank any and all facts which, to the best of the Borrower’s knowledge, after due inquiry, materially and adversely affect or could reasonably be expected to materially and adversely affect, the business, assets, properties or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.

SECTION 4.15. Offering Documents. The information set forth in the Prospectus and each report to shareholders of the Borrower, in each case, as of the date of such Prospectus or such report, taken together, is true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16. Debt. The Debt arising under this Agreement and the Notes ranks at least pari passu in all respects with all of the Borrower’s other obligations (actual or contingent) other than those obligations which are entitled to priority under applicable law.

SECTION 4.17. Account. All assets of the Borrower that are included in the calculation of the Borrowing Base are held in or credited to the Account.

SECTION 4.18. Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 4.19. Redomestication Transaction. The Redomestication Transaction has occurred.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.01. Information. The Borrower will deliver to the Agent (along with copies for each of the Banks):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower or accompanied by an audit report thereon issued by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(c) as soon as available and in any event not later than the second Domestic Business Day after the end of each calendar quarter (and also not later the second Domestic Business Day of each calendar week when any Loan is outstanding to the Borrower on that day), a Borrowing Base Report and a valuation report concerning the assets of the Borrower as of the end of the immediately preceding fiscal quarter or week, as applicable, received, in the case of the valuation report, from the Custodian;

(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and each Borrowing Base Report and valuation report delivered pursuant to clause (c) above, a certificate of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly (and in any event within five (5) Domestic Business Day) after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) within fifteen (15) days following filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature; and

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(h) from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, as the Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and the Investment Policies and Restrictions in effect on the Effective Date.

(b) The Borrower will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c) The Borrower will not amend, terminate, supplement or otherwise modify any of its Charter Documents in any material respect or if such amendment, termination, supplement or modification could reasonably be expected to have a Material Adverse Effect. The Borrower will promptly provide copies to the Agent of all amendments, supplements, terminations and other modifications of any of its Charter Documents.

(d) The Borrower will at all times place and maintain its assets in the custody of the Custodian.

SECTION 5.05. Compliance with Laws. The Borrower will comply in all material respects with the Investment Company Act and the requirements of any Authority with respect thereto except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Applicable Laws except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records and except for the payment of taxes, assessments and charges which do not exceed, in the aggregate, $50,000 and which non-payment could not reasonably be expected to have a Material Adverse Effect).

SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, and as often as a Bank may reasonably request, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours and, so long as no Default or Event of Default has occurred and is continuing, with reasonable advance notice, provided that the Borrower shall not be required to provide access to books and records subject to confidentiality agreements with third parties that prohibit such access.

SECTION 5.07. Debt. The Borrower will not create, assume or suffer to exist any Debt other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Custodian consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

(d) Debt consisting of reverse repurchase agreements so long as the aggregate amount of Debt thereunder does not exceed five percent (5%) of the Borrower’s Total Assets and to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions; and

(e) Debt secured by Liens permitted by Section 5.08.

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder or (B) on an overnight basis from the Borrower’s Custodian to the extent provided in clause (b) hereof, or (iii) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Investment Company Act), except that the Borrower may borrow from the Banks pursuant to this Agreement. The Borrower will not at any time issue or have outstanding any preferred stock.

SECTION 5.08. Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate provisions on its books and records, provided, such Liens shall not be permitted upon the commencement of proceedings to foreclose any Lien that may have attached as security for any such taxes, assessments or other governmental charges or levies, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising under such Custody Agreement, (d) encumbrances created in connection with the Borrower’s portfolio investments (and not for the primary purpose of borrowing money), including (to the extent not entered into for the primary purpose of borrowing money) with respect to options, futures contracts, options on futures contracts, when-issued or delayed-delivery securities or other authorized investments to the extent permitted by the provisions of the Prospectus and Section 5.07(c), provided that the aggregate amount of such encumbered assets of the Borrower pursuant to this clause (d) does not at any time exceed 5% of the Total Assets of the Borrower, (e) Liens or segregation of assets incidental to the conduct of the Borrower’s business securing the performance of fee and expense obligations to the Custodian arising in the ordinary course of the Borrower’s business and which are not overdue for a period in excess of thirty (30) days and (f) Liens in connection with reverse repurchase agreements to the extent permitted by Section 5.07(d).

SECTION 5.09. Consolidations, Mergers and Sales of Assets; Evidence of Dissolution. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or entity without the prior written consent of the Agent and the Required Banks, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions) without the prior written consent of the Agent and the Required Banks, except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure. The Borrower will provide to the Agent, within thirty (30) days of the Effective Date, evidence that each of the Original Borrower and the Maryland Corporation has been dissolved pursuant to and in accordance with the Redomestication Agreement and the Agreement and Plan of Redomestication by and among the Maryland Corporation, the New High Yield Delaware Trust and certain other Persons, as applicable.

SECTION 5.10. Use of Proceeds. The proceeds of each Loan made under this Agreement will be used by the Borrower for general purposes, including to create leverage.

SECTION 5.11. Compliance with Prospectus. The Borrower will at all times comply in all material respects with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Investment Policies and Restrictions that may not be changed without shareholder approval to be changed from those in effect on the Effective Date without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 5.13. Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14. No Subsidiary. The Borrower will not at any time have any Subsidiary.

SECTION 5.15. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Fiscal Year. The Borrower will not, without providing thirty (30) days prior written notice to the Agent, change its fiscal year from that set forth in Section 4.13 hereof.

SECTION 5.17. Regulation U. The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by “margin stock” (as defined under Regulation U) at any time.

SECTION 5.18. Custodian. The Custodian will at all times be the Borrower’s custodian.

SECTION 5.19. Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33% of its Adjusted Net Assets.

SECTION 5.20. Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE VI.

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any principal of any Loan or (ii) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) Domestic Business Days of the due date therefore; or

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(a) through (e), 5.02, 5.04, 5.06 through 5.18, 5.20 and 5.21 hereof; or

(c) the Borrower shall fail to observe or perform (i) the covenant contained in Section 5.01(g) and such failure shall continue unremedied for a period of five (5) Domestic Business Days; (ii) the covenant contained in Section 5.19 and such failure shall continue unremedied for a period often (10) consecutive Domestic Business Days; or (iii) any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a), (b), (c)(i) or c(ii) above) and such failure shall continue unremedied for a period of thirty (30) Domestic Business Days; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount of $2,000,000 or more when due or within any applicable grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower in an aggregate principal amount of $2,000,000 or more or enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or, in the case of a financial contract, enables the non-defaulting party to terminate the contract evidencing such Debt;

(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) consecutive days; or

(j) the Investment Advisory Agreement as in effect on June 1, 2010 shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of the Investment Adviser or another entity consented to in writing by the Agent and the Required Banks; or

(k) State Street Bank and Trust Company (or any Affiliate thereof) shall cease to be the Custodian of the Borrower; or

(1) the Investment Adviser shall (i) sell or otherwise dispose of all or substantially all of its assets or (ii) consolidate with or merge into any other Person, unless it is the survivor; or

(m) the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims other than Liens permitted under Section 5.08;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02. Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 6.01 hereof, each Bank, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, for the specific performance of any covenant or agreement contained in this Agreement or any of the other Loan Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank.

ARTICLE VII.

THE AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02. Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default except as expressly provided in Article VI.

SECTION 7.03. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.04. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.05. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08. Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b) For purposes of this Section 7.10, a Failure of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any Indemnified Taxes or Other Taxes covered by Section 2.12 and the imposition of, or any change in the rate of, any Excluded Tax; or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii) impose on ay Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any change after the date hereof in any existing applicable law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such

Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Failure or delay on the part of any Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Bank notifies the Borrower of the new law, rule or regulation or any change in law, rule or regulation or other circumstance giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor (except that, if the new law, rule or regulation, or change in law, rule or regulation or other circumstance giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 8.02. Basis for Determining Interest Rate Inadequate or Unfair. If, on or prior to the first day of any Interest Period for any borrowing of LIBOR Loans, the Agent shall determine or be notified by the Required Banks that:

(a) adequate and reasonable methods do not exist for ascertaining the interest rate applicable for such Interest Period on the basis provided for in the definition of LIBOR Offered Rate, or

(b) the Adjusted LIBOR Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of funding their LIBOR Loans for such Interest Period,

the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, (i) any Notice of Borrowing or Notice of Conversion with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed to be a request for an Overnight Rate Loan, (ii) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become an Overnight Rate Loan, and (iii) the obligations of the Banks to make LIBOR Loans shall be suspended until the Agent or the Required Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent at the instruction of the Required Banks, shall so notify the Borrower and the Banks.

SECTION 8.03. Illegality. If any future Applicable Law, or any change in any present or future Applicable Law, or any change in the interpretation or administration of any present or future Applicable Law by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any new request or new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make LIBOR Loans or convert Overnight Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Overnight Rate Loans on the last day of the Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 2.07. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow an Overnight Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such an Overnight Rate Loan.

SECTION 8.04. Overnight Rate Loans Substituted for Affected LIBOR Loans. If (a) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.03 or (b) any Bank has demanded compensation under Section 8.01(a) with respect to LIBOR Loans and the Borrower shall, by at least two LIBOR Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Overnight Rate Loans, and

(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Overnight Rate Loans instead.

SECTION 8.05. Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Sections 2.12, 8.01 or 8.03 or upon the suspension of any Bank’s obligation to make, convert to or continue LIBOR Loans, the Borrower may, upon prior written notice to the Agent and such Bank, request that the Agent find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.05, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank. The Agent shall cooperate with the Borrower in seeking a Replacement Bank and shall use its best efforts to identify a Replacement Bank and complete the assignment to such Replacement Bank of such Loans and Commitment within 45 days of said written notice.

SECTION 8.06. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Sections 2.02 or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to an Overnight Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VII shall not be effective until received.

SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses of the

Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof or any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any amendment or termination hereof and (ii) if a Default or an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent, each Bank and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities (other than Taxes which shall be governed by Sections 2.12 and 8.01 hereof) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04. Set Off. (a) During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations that are then due and payable. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

(b) The Borrower authorizes the Agent and the Custodian during the existence and continuation of an Event of Default to charge and/or set off against any deposit account or other account maintained with either the Agent or the Custodian on behalf of the Borrower and, in the case of the Agent, apply the proceeds thereof against repayment of any unpaid Obligations, or, in the case of the Custodian, remit the proceeds thereof to the Agent to be applied against repayment of any such unpaid Obligations. In addition, the Custodian is hereby directed by the Borrower to dispose of the Borrower’s assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Banks from the Borrower to the extent that the Obligations have not been paid when due or if an Event of Default has occurred and is continuing and the Obligations have been accelerated. If the Investment Adviser does not select a sufficient amount of assets of the Borrower to repay all amounts due to the Banks from the Borrower within a reasonable time, the Custodian is hereby directed by the Borrower, upon the request of the Agent and upon one day’s prior written notice to the Borrower and the Investment Adviser, to dispose of the Borrower’s assets to the extent necessary to repay all amounts due to the Banks from the Borrower. The foregoing shall be deemed to be continuing and irrevocable “proper instructions” to the Custodian for all purposes under the Custody Agreement. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against the Borrower following the occurrence of an Event of Default hereunder.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, however, that no such amendment or waiver shall:

(a) waive any condition set forth in Section 3.01 without the written consent of each Bank;

(b) extend or increase the Commitment Amount of any Bank (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Bank;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Required Banks shall be necessary to waive any obligation of the Borrower to pay interest at the default rate provided for in Section 2.06(c);

(e) change any provision of this Agreement in a manner that would alter the pro rata sharing of payments required by this Agreement without the prior written consent of each Bank;

(f) change any provision of this Section 9.05 or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Bank;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks

(b) Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest from and after the time the Participant’s participation is entered in the Register as if it were a Lender (with the parties agreeing that the Agent will be required to so register such participation upon receipt of written notice from the applicable Bank of the existence of such participation); provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Default or Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee, and the Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12.

(d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, and its Note, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No bank may become an Assignee pursuant to clause (c) above or an Additional Commitment Bank pursuant to Section 2.09(b) unless such bank constitutes a “bank” (as such term is used in Section 18(f)(l) of the Investment Company Act) in the reasonable judgment of the Borrower and the Agent. No bank may become an Assignee pursuant to clause (c) above or an Additional Commitment Bank pursuant to Section 2.09(b) if that bank is an Affiliate of the Borrower.

(g) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of its rights hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. No assignment shall be effective unless entered in the Register. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State of New York. Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other loan documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other loan documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the State of New York or the federal court sitting therein, and consents to the non-exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Kings County, New York or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAlVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidential Information. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Information may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower (it being understood that Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Material and instructed to keep such Confidential Material confidential) but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by applicable law) whether the Bank’s use of Confidential Material complies with this Section 9.09

SECTION 9.10. USA Patriot Act. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 9.11. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.12. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.13. Transitional Arrangements. (a) This Agreement shall, on the Effective Date, supersede the Original Credit Agreement in its entirety. On the Effective Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by this Agreement, and the “Loans” as defined in the Original Credit Agreement shall be deemed to be Loans as defined herein and the Banks party hereto shall, on the Effective Date, make such allocations among the Banks as is necessary so that any outstanding Loans are held by the Banks in accordance with each such Bank’s applicable Commitment Percentage.

(a) As soon as reasonably practicable after its receipt of any Note requested by a Bank hereunder on the Effective Date, to the extent such Bank had a promissory note issued to such Bank under the terms of the Original Credit Agreement, such Bank will promptly return to the Borrower, marked “Substituted” or “Cancelled”, as the case may be, any promissory notes of the Borrower (including those from the Original Borrower) held by such Bank pursuant to the Original Credit Agreement.

(c) All interest, fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement shall be payable on the dates and in the manner provided for in this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESCO VAN KAMPEN HIGH INCOME TRUST II, a Delaware statutory trust, as the Borrower

By:	/s/ John M. Zerr
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESCO VAN KAMPEN HIGH INCOME TRUST II, a Delaware statutory trust, as the Borrower

By:
Title:

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:	/s/ Janet B. Nolin
Title:	Vice President

SCHEDULE 1

BORROWER:

INVESCO VAN KAMPEN HIGH INCOME TRUST II

Susan Pawlak Olson, Assistant Treasurer and Assistant

Vice President

Fund Accounting Director

Investment Operations

11 Greenway Plaza, Suite 1000

Houston, Texas 77046

Telephone: 713-214-1409

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$65,000,000	100%

Domestic Lending Office:

Mutual Fund Lending Department

Copley Place Tower, Box 5303

Boston, MA 02206

Attn. Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 937-8806

Email: rashepard@statestreet.com

For non-funding or payment notices:

Mutual Fund Lending Department

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Janet B. Nolin, Vice President

Tel: (617) 662-8629

Fax: (617) 662-8665

EXHIBIT A

FORM OF NOTE

U.S. $[ ]	, 20

FOR VALUE RECEIVED, INVESCO VAN KAMPEN HIGH INCOME TRUST II, a Delaware trust (the “Borrower”), hereby promises to pay to [INSERT NAME OF BANK] (the “Bank”) or its registered assigns at the head office of the Agent (as defined below) at Copley Place Tower 2, Boston, Massachusetts 02206:

(b) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT COMMITMENT AMOUNT] (U.S. $        ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2012 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Bank, other banks parties thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(c) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(d) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR THE OBLIGATIONS OWING HEREUNDER OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT SITTING THEREIN, AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN KINGS COUNTY, NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a as a document under seal in its name by its duly authorized officer as of the day and year first above written.

INVESCO VAN KAMPEN HIGH INCOME TRUST II

By:
Title:

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN:	Robyn A. Shepard

 Assistant Vice President -CSU Manager

 Ph: (617) 662-8575

 Fax: (617) 988-6677

 Email: rashepard@statestreet.com

FROM:	INVESCO VAN KAMPEN HIGH INCOME TRUST II

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 27, 2012 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among Invesco Van Kampen High Income Trust II, a Delaware statutory trust, the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, please make the Loans described below.

[Domestic][LIBOR] Business Day of proposed borrowing:

Amount of Loan requested:	$

Aggregate amount of Loans outstanding (after giving effect to the Loan requested hereby)	$
Maximum Loans per attached Borrowing Base Report:	$

Attached hereto is a Borrowing Base Report dated as of                     .

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the borrowing of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not (i) exceed the lesser of the Borrowing Base and the Aggregate Commitment Amounts or (ii) cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount, (b) each of the representations and warranties set out in Article IV of the Agreement remains true and accurate as of the date hereof and will be true and accurate immediately after giving effect to the borrowing (other than such representations and warranties that specifically relate to an earlier date) of the Loan(s) as set forth herein, and (c) no Default or Event of Default has occurred and is continuing under the Agreement or any of the other Loan Documents or will occur under the Agreement or any of the other Loan Documents immediately after giving effect to the borrowing, as set forth herein.

Authorized Signatory

EXHIBIT C

FORM OF NOTICE OF CONVERSION

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN:	Robyn A. Shepard

 Assistant Vice President -CSU Manager

 Ph: (617) 662-8575

 Fax: (617) 988-6677

 Email: rashepard@statestreet.com

FROM:	INVESCO VAN KAMPEN HIGH INCOME TRUST II

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 27, 2012 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among Invesco Van Kampen High Income Trust II, a Delaware statutory trust, the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, the Borrower hereby gives notice of its request to convert or continue the following Loan as set forth below:

Existing Loan		New Loan
Type	Amount	Continue As /Convert to	Amount	Date*	Interest Period
LIBOR	$	LIBOR	$

Overnight Rate	$	Overnight Rate	$

If LIBOR, last day of current Interest Period is:		N/A

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the conversion or continuation of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not (i) exceed the lesser of the Aggregate Commitment Amounts and the Borrowing Base or (ii) cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount, (b) each of the representations and warranties set out in Article IV of the Agreement remains true and accurate as of the date hereof and will be true and accurate immediately after giving effect to the borrowing, conversion or prepayment of the Loan(s) as set forth herein, and (c) no Default or Event of Default has occurred and is continuing under the Agreement or any of the other Loan Documents or will occur under the Agreement or any of the other Loan Documents immediately after giving effect to the conversion or of the Loan(s) as set forth herein.

Authorized Signatory

*	Must be a Domestic Business Day or a LIBOR Business Day, as applicable.

EXHIBIT D

FORM OF BORROWING BASE REPORT

Date

To each of the Banks referred to below

c/o State Street Bank and

Trust Company, as Agent

Copley Place Tower, Box 5303

Boston, Massachusetts 02206

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 27, 2012 (as amended and in effect from time to time, the “Credit Agreement”), by and among Invesco Van Kampen High Income Trust II, a Delaware statutory trust (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you [as part of a Notice of Borrowing] [pursuant to Section 5.01(c) of the Credit Agreement]. The undersigned hereby certifies to you that Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement:

Authorized Signatory

Annex 1

to Borrowing Base Report

As of:

EXHIBIT F

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Amended and Restated Credit Agreement, dated as of August 27, 2012 (as from time to time amended and in effect, the “Credit Agreement”), by and among Invesco Van Kampen High Income Trust II, a Delaware statutory trust (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”) and State Street Bank and Trust Company, as agent (in such capacity, the “Agent”) for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                     (the “Assignor”) and

                     (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$        ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [    %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$        ], its Commitment Percentage is [    %], the aggregate outstanding principal balance of its Loans equals [$        ,] (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amount of Note
Assignor	$
Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.12 of the Credit Agreement].

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS ASSIGNMENT AND ACCEPTANCE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT SITTING THEREIN, AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT (IN THE CASE OF THE ASSIGNOR OR THE BORROWER) OR, IN THE CASE OF THE ASSIGNEE, AT                     . EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN KINGS COUNTY, NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

CONSENTED TO:
INVESCO VAN KAMPEN HIGH INCOME TRUST II

By:
Title:

STATE STREET BANK AND TRUST COMPANY, as Agent

By:
Title: